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[LOGO OF MGM GRAND, INC. APPEARS HERE]                            EXHIBIT 10(12)
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July 13, 1995


Mr. Robert R. Maxey
3799 Las Vegas Blvd. So.
Las Vegas, Nevada 89109

Dear Bob:

When countersigned by you in the space provided below, this letter represents our agreement with respect to your separation from MGM Grand, Inc. In this letter, the term "Company" means MGM Grand, Inc., its subsidiaries and affiliates, and those companies as to which it is a joint venturer.

1. Resignation. Effective today, you hereby resign from all offices,
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directorships and any other positions you hold in the Company.

2. Salary Continuation. We agree that you shall be treated as an employee of
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the Company for a period of up to one year from the date appearing above.
Subject to paragraph 3 below, your current salary and those medical benefits provided to senior officers of MGM Grand, Inc. will be continued for that period. Your stock options will continue to vest for the seven months ending February 15, 1996. On February 15, 1996 all unvested stock options will be cancelled and all vested stock options will remain exercisable until October 15, 1996. You will not accrue or be eligible for any bonuses, vacation benefits or other benefits not specifically set forth herein, and this salary continuation is intended to compensate you for any and all other compensation or benefits to which you may have otherwise been entitled. Notwithstanding the above, you will
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be entitled to receive the compensation payable to you on February 1, 1996
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pursuant to the incentive bonus arrangement contained in the letter to you dated
February 9, 1993. In the event you obtain other employment as a full time employee, director or otherwise, you agree that the aggregate amount of your salary will be reduced by the amount of compensation received by you in those new positions. Your medical coverage will continue only until it is replaced by the medical plan provided in connection with any full time employment you may obtain, but in no event longer than the employment term hereof, and coverage you elect to obtain (at your own expense) under COBRA.

3. During the term of your salary continuation, you agree that you will not conduct yourself in any manner that adversely affects the Company or its affiliates. In the event you do so, all benefits, including your stock option vesting rights will terminate on notice to you that

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Mr. Robert Maxey
July 12, 1995
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such a determination has been made. You will be treated as a terminated employee as of that date for all purposes, including your stock options and obtaining medical benefits under COBRA.

4. You agree to maintain as confidential the terms of this agreement, as well as any other non-public information obtained by you during the course of our employment as an officer and director. You further agree to cooperate fully to the extent required in the event of any litigation, investigation or other proceeding where your assistance is requested by the Company.

5. In consideration for this salary continuation and your continuation as an employee for purposes of the stock option plan, you hereby release any and all claims you may have against the Company arising out of or in connection with your employment to date, including but not limited to, claims arising under federal, state, or local laws prohibiting employment discrimination of any kind, retaliatory or wrongful discharge, and the Age Discrimination in Employment Act, 29 U.S.C. (S)621 et. seq.. You acknowledge that you were given an opportunity to
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consult with an attorney concerning the terms of this agreement. You also acknowledge that you were given a period of twenty-one (21) days within which to consider this agreement and have been notified that you have seven (7) days following the execution of this agreement within which to revoke the agreement. This release is intended to be a general release of any and all claims.

If the foregoing is acceptable to you, please execute this letter agreement in the space provided below.

Sincerely yours,

/s/ K. Eugene Shutler
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K. Eugene Shutler
Executive Vice President
 and General Counsel


Agreed and Accepted:


/s/ Robert R. Maxey
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Robert R. Maxey